UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018
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NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2018, NioCorp Developments Ltd. (“The Company”) held its 2018 Annual Meeting of Shareholders (“Annual Meeting”). The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal One – To Set the Number of Directors for the Ensuing Year at Six.

Votes For:	35,401,955
Votes Against:	682,381
Abstentions:	604,547
Broker non-votes:	47,070,236

Proposal Two – Election of Directors.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Mark A. Smith	35,422,420	1,266,463	47,070,236
Joseph A. Carrabba	36,277,167	411,716	47,070,236
Michael Morris	36,282,167	406,716	47,070,236
David C. Beling	36,281,167	407,716	47,070,236
Anna Castner-Wightman	36,282,961	405,922	47,070,236
Nilsa Guerrero-Mahon	35,881,218	807,665	47,070,236

Proposal Three – Appointment of BDO USA, LLP as Auditors of the Company for the Ensuing Year and Authorizing the Directors to Fix Their Remuneration.

Votes For:	80,719,670
Votes Withheld:	3,039,449
Broker non-votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: December 7, 2018	By:	/s/ Neal Shah
Neal Shah Chief Financial Officer